UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023 (December 18, 2023)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2023, Nexstar Media Group, Inc. (the “Company”) entered into an Amendment to Executive Employment Agreement (as amended, the “Amended Employment Agreement”) with Lee Ann Gliha, the Company’s Executive Vice President & Chief Financial Officer. Ms. Gliha’s Amended Employment Agreement will be effective on January 1, 2024.

Pursuant to the Amended Employment Agreement, Ms. Gliha’s employment with the Company was extended through December 31, 2026 (the “Extended Term”), with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances.

During the Extended Term and any subsequent renewal term, Ms. Gliha shall be entitled to an annual base salary of $1,000,000 beginning on January 1, 2024, subject to annual increases at the discretion of the Chief Executive Officer (“CEO”) of the Company. In addition, Ms. Gliha will be eligible to receive annual incentive compensation (the “Bonus”). For fiscal year 2023, Ms. Gliha’s Bonus will be fixed at $750,000. Beginning with fiscal year 2024, Ms. Gliha will be eligible to receive a Bonus in the amount up to one hundred percent (100%) of her annual base salary in effect at the end of that fiscal year (or in excess of such amount, up to a maximum of one hundred fifty percent (150%) as the CEO, with the approval of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), may determine is appropriate), prorated for any partial fiscal year during which Ms. Gliha is employed by the Company pursuant to the Amended Employment Agreement, to be determined by the CEO, with the approval of the Compensation Committee of the Company’s Board of Directors, based on the following criteria:

•
Fifty percent (50%) earned if Nexstar Media Inc. exceeds ninety percent (90%) of budgeted Net Revenue or EBITDA for such fiscal year.
•
Fifty percent (50%) earned at the discretion of the CEO and/or Compensation Committee.

In addition, during the Extended Term and any subsequent renewal term, Ms. Gliha will be eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives. Ms. Gliha will be granted additional two thousand five hundred (2,500) restricted stock units on or before January 1, 2024, subject to a 3-year vesting period.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to the complete copy of this agreement that is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement, effective January 1, 2024, by and between Lee Ann Gliha and Nexstar Media Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	December 20, 2023	By:	/s/ Rachel Morgan
		Name:	Rachel Morgan

Title:	Executive Vice President, General Counsel